__________________

LEASE AGREEMENT

Dated as of June 1, 2017

__________________

Between

SHAWNEE COUNTY, KANSAS

And

FEDERAL HOME LOAN BANK OF TOPEKA

__________________

$36,000,000
Taxable Industrial Revenue Bonds
(Federal Home Loan Bank of Topeka Project)
Series 2017

__________________

Certain rights, title and interest of the Shawnee County, Kansas in this Lease Agreement have been pledged and assigned to BOKF, N.A., Kansas City, Missouri, as Bond Trustee under a Bond Trust Indenture dated as of June 1, 2017, between the Issuer and the Bond Trustee.

LEASE AGREEMENT

TABLE OF CONTENTS

Page

Parties	1
Recitals	1

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1. Section 1.2.	Definitions of Words and Terms Rules of Construction

ARTICLE II
REPRESENTATIONS

Section 2.1. Section 2.2. Section 2.3.	Representations by the Issuer Representations by the FHLBank Survival of Representations

ARTICLE III
GRANT OF LEASEHOLD; COMPLETION OF PROJECT

Section 3.1. Section 3.2. Section 3.3. Section 3.4. Section 3.5. Section 3.6.	Granting of Leasehold Estate Lease Term Use of Proceeds Possession and Use of the Project Sublease by the FHLBank Subordination to Lender

ARTICLE IV
PAYMENT PROVISIONS

Section 4.1. Section 4.2. Section 4.3. Section 4.4. Section 4.5. Section 4.6.	Lease Payments Credits on Lease Payments Additional Payments Prepayment of Lease Payments Obligations Absolute and Unconditional Assignment of Issuer’s Rights

ARTICLE V
TAXES AND UTILITIES

Section 5.1. Section 5.2. Section 5.3. Section 5.4. Section 6.6.	Taxes, Assessments and Other Governmental Charges. Utilities Ad Valorem Taxes. Payment in Lieu of Taxes Kansas Retailers’ Sales Tax.

[RESERVED]

ARTICLE VI
GENERAL COVENANTS AND PROVISIONS

Section 6.1. Section 6.2. Section 6.3. Section 6.4. Section 6.5. Section 6.6. Section 6.7. Section 6.8. Section 6.9. Section 6.10. Section 6.11. Section 6.12.	Corporate Existence
Maintenance and Use of Property
Compliance With Laws and Regulations
Payment of Taxes and Other Charges
Licenses and Permits
Insurance
Indemnity
Assignment by the FHLBank
Damage, Destruction and Condemnation
Financial Statements and Other Information
Access to the Project and Inspection; Operation of the Project
Depreciation and Investment Tax Credit

ARTICLE VII
DEFAULT AND REMEDIES

Section 7.1. Section 7.2. Section 7.3. Section 7.4. Section 7.5. Section 7.6. Section 7.7. Section 7.8.	Events of Default
Acceleration of Maturity; Rescission and Annulment
Exercise of Remedies by the Bond Trustee
Application of Moneys Collected
Rights and Remedies Cumulative
Delay or Omission Not Waiver
Waiver of Past Defaults
Advances by Bond Trustee

ARTICLE VIII
SUPPLEMENTAL LEASE AGREEMENTS

Section 8.1. Section 8.2. Section 8.3. Section 8.4. Section 8.5.	Supplemental Lease Agreements without Consent of Bondowners
Supplemental Lease Agreements with Consent of Bondowners
Execution of Supplemental Lease Agreements
Effect of Supplemental Lease Agreements
Reference in Bonds to Supplemental Lease Agreements

ARTICLE IX
OPTION TO TERMINATE

Section 9.1.	Option to Terminate
Section 9.2.	Termination of Base Lease	19

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1. Section 10.2. Section 10.3. Section 10.4. Section 10.5. Section 10.6. Section 10.7. Section 10.8. Section 10.9. Section 10.10. Section 10.11. Section 10.12.	Covenants under Transaction Documents
Further Assurances
Payments Due on Saturdays, Sundays and Holidays
Notices
Immunity of Officers, Employees and Commissioners of the Issuer and FHLBank
Limitation on Issuer Obligations
No Violations of Law
Benefit of Lease Agreement
Severability
Counterparts
Electronic Storage
Governing Law

Section 10.13 Termination of Lease Agreement in accordance with Base Lease...........................22

Signatures S-1

Schedule 1 — Project Description

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease Agreement”), dated as of June 1, 2017, between the SHAWNEE COUNTY, KANSAS, a body corporate and politic organized and existing under the laws of the State of Kansas (the “Issuer”), and the FEDERAL HOME LOAN BANK OF TOPEKA, a federally chartered corporation existing under the laws of the United States of America (12 U.S.C. §§1421 et seq.)(the “FHLBank”);

RECITALS

1. The Issuer is authorized by K.S.A.§§ 12-1740 to 12-1749d, inclusive, as amended (the “Act”), to acquire, construct and equip certain facilities (as defined in the Act) for commercial, industrial and manufacturing purposes, to enter into leases and lease-purchase agreements with any person, firm, or corporation with respect to said facilities, to issue revenue bonds for such purposes, and to secure the payment of such bonds as provided in the Act.

2. The Issuer is authorized pursuant to the Act and a Resolution duly passed by the governing body of the Issuer to issue approximately $36,000,000 principal amount of Taxable Industrial Revenue Bonds (Federal Home Loan Bank of Topeka Project), Series 2017 (the “Bonds”), under the hereinafter described Bond Indenture for the purpose of providing funds to (a) acquire, construct and equip a commercial facility to be located in the Menninger Subdivision in Topeka, Kansas (collectively, the “Project”) and (b) pay certain costs related to the issuance of the Bonds.

3. The Issuer desires to lease the Project to FHLBank and FHLBank desires to lease the Project from the Issuer for the rentals and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements set forth in this Lease Agreement, the Issuer and FHLBank covenant and agree as follows:

ARTICLE I
DEFINITIONS AND
RULES OF CONSTRUCTION

Section 1.1. Definitions of Words and Terms. For all purposes of this Lease Agreement, except as otherwise provided or unless the context otherwise requires, words and terms used in this Lease Agreement have the same meanings as set forth in Section 101 of the Bond Indenture.

Section 1.2. Rules of Construction. For all purposes of this Lease Agreement, except as otherwise provided or unless the context otherwise requires, the following rules of construction apply in construing the provisions of this Lease Agreement:

(a) The defined terms referred to in this Article include the plural as well as the singular.

(b) All accounting terms not otherwise defined herein or in the Bond Indenture shall have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles to the extent applicable.

(c) All references herein to “generally accepted accounting principles” refer to such principles in effect on the date of the determination, certification, computation or other action to be taken hereunder using or involving such terms; provided, as applied to any entity that operates a hospital, extended care facility or other discrete enterprise of a type with respect to which particular accounting principles from time to time shall have been generally adapted or modified, the term “generally accepted accounting principles” shall include the adaptations or modifications.

(d) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease Agreement as a whole and not to any particular Article, Section or other subdivision.

(e) The Article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

(f) Whenever an item or items are listed after the word “including,” such listing is not intended to be a listing that excludes items not listed.

ARTICLE II
REPRESENTATIONS

Section 2.1. Representations by the Issuer. The Issuer represents and warrants to FHLBank and the Bond Trustee as follows:

(a) Organization and Issuer. The Issuer (1) is a body corporate and politic duly organized and existing under the laws of the State of Kansas, and (2) has lawful power to issue the Bonds for the purposes set forth in the Bond Indenture, to enter into, execute and deliver this Lease Agreement, the Bond Indenture, the other Transaction Documents, and such other documents, certificates and instruments required to be executed and delivered by the Issuer in connection with the issuance of the Bonds and to carry out its obligations hereunder and thereunder, and (3) by all necessary corporate action has been duly authorized to execute and deliver this Lease Agreement, the Bond Indenture, the other Transaction Documents, and such other documents, certificates and instruments required to be executed and delivered by it in connection with the issuance of the Bonds, acting by and through its duly authorized officers.

(b) No Defaults or Violations of Law. The execution and delivery of this Lease Agreement, the Bond Indenture, the other Transaction Documents, and such other documents, certificates and instruments by the Issuer will not result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is a party or by which it or any of its property is bound or, to the best of its knowledge, any of the constitutional or statutory rules or regulations applicable to the Issuer or its property.

Section 2.2. Representations by FHLBank. FHLBank represents and warrants to the Issuer and the Bond Trustee as follows:

(a) Organization. FHLBank (1) is a federally chartered corporation duly organized and validly existing under the laws of the United States of America and is duly authorized to conduct business in the State of Kansas and (2) has lawful power and authority to enter into, execute and deliver this Lease Agreement and any other Transaction Documents required to be executed and delivered by it in connection with the issuance of the Bonds and to carry out its obligations hereunder and thereunder, and by all necessary corporate action has been duly authorized to execute and deliver this Lease Agreement and other required Transaction Documents, acting by and through its duly authorized officers.

(b) No Defaults or Violations of Law. The execution and delivery of this Lease Agreement and other Transaction Documents by FHLBank will not conflict with or result in a breach of any of the terms of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which FHLBank is a party or by which it or any of its property is bound or its articles of organization, operating agreement, or to the best of its knowledge, any of the rules or regulations applicable to FHLBank or its property.

(c) Licenses, Permits and Approvals. FHLBank is duly authorized and has, or will obtain, all necessary licenses and permits to occupy and operate its facilities under the laws, rulings, regulations and ordinances of the State of Kansas and the departments, agencies and political subdivisions thereof, and FHLBank has obtained, or will obtain, all requisite approvals of federal, state, regional and local governmental bodies relating to the acquisition, construction, equipping and operation of its facilities. To the best of its knowledge, FHLBank’s facilities are in all material respects in compliance with all applicable federal, state and local zoning, subdivision, environmental, pollution control and other laws, rules, regulations, codes and ordinances.

(d) Pending Litigation. No litigation, proceedings or investigations are pending or, to the knowledge of FHLBank, threatened against FHLBank, except litigation involving claims, the probable recoveries in which and the estimated costs and expenses of defense of which, based upon the advice of litigation counsel to FHLBank, will (1) be entirely within FHLBank’s applicable insurance policy limits (subject to applicable deductibles) or are not in excess of the total of the available reserves held under FHLBank’s applicable self-insurance program, or (2) if adversely determined will not materially and adversely affect the financial condition or operations of FHLBank. In addition, no litigation, proceedings or investigations are pending or, to the knowledge of FHLBank, threatened against FHLBank seeking to restrain, enjoin or in any way limit the approval or issuance and delivery of the Bond Indenture, the Bonds, this Lease Agreement or any other required Transaction Documents by the Issuer, or this Lease Agreement or any other required Transaction Documents by FHLBank, or which would in any manner challenge or adversely affect the corporate existence or powers of FHLBank to enter into and carry out the transactions described in or contemplated by or the execution, delivery, validity or performance by FHLBank of the terms and provisions of this Lease Agreement or any other Transaction Documents to which it is a party.

(e) Project. The Project is located wholly within the corporate limits of the City of Topeka, Kansas and will comply with all presently applicable building and zoning, health, environmental and safety ordinances and laws, and to the best of its knowledge, without independent investigation, the Project will comply with all other applicable laws, rules and regulations.

Section 2.3. Survival of Representations. All representations of the Issuer and FHLBank contained in this Lease Agreement or in any certificate or other instrument delivered by the Issuer and FHLBank pursuant to this Lease Agreement, the Bond Indenture, or any other Transaction Document, or in connection with the transactions contemplated thereby, shall survive the execution and delivery thereof and the issuance, sale and delivery of the Bonds, as representations of facts existing as of the date of execution and delivery of the instruments containing such representations.

ARTICLE III
GRANT OF LEASEHOLD;
COMPLETION OF PROJECT

Section 3.1. Granting of Leasehold Estate. Concurrently with the issuance of the Bonds, FHLBank has leased the Project to the Issuer pursuant to the Base Lease. The Issuer hereby rents, subleases, and lets the Project to FHLBank, and FHLBank hereby rents, subleases, and hires the Project from the Issuer, for the rentals and upon and subject to the terms and conditions herein contained. The Project consists of the real and personal property described in Schedule 1 of this Lease Agreement.

Section 3.2. Lease Term. This Lease Agreement shall become effective upon its delivery, and subject to sooner termination pursuant to the provisions of this Lease Agreement, shall have an initial term commencing as of the date of this Lease Agreement and terminating on December 31, 2027.

Section 3.3. Use of Proceeds. The proceeds of the Bonds shall be deposited with the Bond Trustee and shall be administered, disbursed and applied for the purposes and in the manner as provided in the Bond Indenture and this Lease Agreement.

FHLBank agrees to comply with all of the provisions set forth in the Bond Indenture applicable to it and to perform all obligations of FHLBank set out in the Bond Indenture.

Section 3.4. Possession and Use of the Project.

(a) The Issuer covenants and agrees that, as long as no Event of Default under this Lease Agreement shall have occurred, FHLBank shall have sole and exclusive possession of the Project (subject to the Issuer’s right of access pursuant to Section 6.11 hereof) and shall and may peaceably and quietly have, hold, and enjoy the Project during the term of this Lease Agreement. The Issuer covenants and agrees that it will not take any action, other than pursuant to Article VII of this Lease Agreement, to prevent FHLBank from having quiet and peaceable possession and enjoyment of the Project during the term of this Lease Agreement and will, at the request and expense of FHLBank, defend FHLBank’s enjoyment and possession thereof against all parties.

(b) Subject to the provisions of this Lease Agreement, FHLBank shall have the right to use the Project for any lawful purpose allowed by law and contemplated by the Act. FHLBank shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions, and requirements of all federal, state, local, and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways. FHLBank shall also comply with the mandatory requirements, rules, and regulations of all insurers under the policies required to be carried under the provisions of Article VI hereof. FHLBank shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of, or be imposed as a result of, the failure of FHLBank to comply with the provisions of this Section. Notwithstanding any provision contained in this Section, however, FHLBank shall have the right, with prior written notice to the Issuer, at its own cost and expense, to contest or review, by legal or other appropriate procedures, the validity or legality of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction, or requirement, or any such requirement, rule, or regulation of an insurer, and during such contest or review FHLBank may refrain from complying therewith.

Section 3.5. Sublease by FHLBank.  FHLBank may rent and sublease all or portions of the Project for use by others in the normal course of its business.  Any such subleases entered into after the effective date of this Lease Agreement shall be subject and subordinate in all respects to the provisions of this Lease Agreement.  Nothing in this Lease Agreement shall allow the Issuer, its successor or assigns, to disturb the rights of a sublessee to use the Project under the terms and conditions as set forth in such sublessee’s sublease with FHLBank.

Section 3.6. Subordination to Lender.  The Issuer acknowledges that FHLBank may grant a mortgage (each, a “Mortgage”) on the Project to a lender (each, a “Mortgagee”) during the term of this Lease Agreement.  The Issuer agrees that in such case this Lease Agreement would be subject to and subordinate to any such Mortgage and that the Mortgagee shall not be required to grant any rights of nondisturbance with respect to this Lease Agreement.  Upon the request of FHLBank, the Issuer shall provide any additional documentation evidencing such subordination as required by the Mortgagee.

ARTICLE IV
PAYMENT PROVISIONS

Section 4.1. Lease Payments. FHLBank shall make the following payments as rentals under this Lease Agreement (“Lease Payments”) and to provide for payment of the interest on and principal of, and redemption premium, if any, on the Bonds, directly to the Bond Trustee, for the account of the Issuer, for deposit of immediately available monies in the Debt Service Fund, on the following dates, and otherwise as set out below:

(a) Debt Service Fund—Interest: On or before 11:00 a.m. Topeka, Kansas time on each Interest Payment Date on the Bonds, an amount which is not less than the interest to become due on that Interest Payment Date; provided, however that FHLBank may be entitled to certain credits on such payments as permitted under Section 4.2 of this Lease Agreement.

(b) Debt Service Fund—Principal: On or before 11:00 a.m. Topeka, Kansas time on each principal payment date on the Bonds, an amount which is not less than the next installment of principal due on the Bonds on the next principal payment date by maturity; provided, however, that FHLBank may be entitled to certain credits on such payments as permitted under Section 4.2 of this Lease Agreement.

(c) Debt Service Fund—Redemption: On or before the Business Day required by this Lease Agreement or the Bond Indenture, the amount required to redeem Bonds then Outstanding if FHLBank exercises its right to redeem Bonds under any provision of the Bond Indenture or if any Bonds are required to be redeemed under any provision of the Bond Indenture.

Notwithstanding any schedule of payments set forth in this Lease Agreement, FHLBank shall make payments and shall be liable therefore at the times and in the amounts (including interest, principal, and redemption premium, if any) equal to the amounts to be paid as interest, principal and redemption premium, if any, whether at maturity or by optional or mandatory redemption upon all Bonds from time to time Outstanding under the Bond Indenture.

Unpaid Lease Payments shall bear interest at the applicable rate of interest on the Bonds. Any interest charged and collected on an unpaid Lease Payment shall be deposited to the credit of the Debt Service Fund and applied to pay interest on overdue amounts in accordance with the Bond Indenture.

Section 4.2. Credits on Lease Payments. Notwithstanding any provision contained in this Lease Agreement or in the Bond Indenture to the contrary, in addition to any credits resulting from the payment or prepayment of Lease Payments from other sources:

(a) any moneys deposited by the Bond Trustee or FHLBank in the Debt Service Fund as interest (including moneys received as accrued interest from the sale of the Bonds and any initial deposit made from the proceeds of the sale of the Bonds) shall be credited against the obligation of FHLBank to pay Lease Payments corresponding to interest on the Bonds as the same becomes due;

(b) any moneys deposited by the Bond Trustee or FHLBank in the Debt Service Fund as principal shall be credited against the obligation of FHLBank to pay Lease Payments corresponding to principal of the Bonds as the same becomes due in the order of maturity thereof, except that prepayments for purposes of making an optional deposit into the Debt Service Fund for the redemption of Bonds shall be applied to the maturities of the Bonds to be redeemed or purchased, delivered and canceled from the proceeds of such optional deposit;

(c) the principal amount of Bonds and maturity purchased by FHLBank and delivered to the Bond Trustee, or purchased by the Bond Trustee and canceled, shall be credited against the obligation of FHLBank to pay Lease Payments corresponding to principal of such Bonds so purchased; provided, however, that deposit of a Bond of one maturity may not be credited against a payment which would be used, in the normal course, to retire a Bond of another maturity; and

(d) the investment income accruing to the Debt Service Fund and the amount of any moneys transferred by the Bond Trustee from any other fund held under the Bond Indenture and deposited in the Debt Service Fund as interest or principal shall be credited against the obligation of FHLBank to pay interest or principal, as the case may be, as the same become due.

Section 4.3. Additional Payments. FHLBank shall make the following additional payments to the following Persons:

(a) Issuer Fees. FHLBank shall pay to the Issuer upon demand, its reasonable expenses, including attorneys’ fees, incurred by the Issuer in relation to the Bonds and the transactions contemplated by this Lease Agreement, the Bond Indenture and any of the Transaction Documents.

(b) Bond Trustee Fees and Professional Fees. FHLBank shall pay to the Bond Trustee and any Paying Agent, registrars, counsel, accountants, engineers and other Persons when due, all reasonable fees, charges and expenses of such Persons for services rendered under the Bond Indenture and under any of the Transaction Documents and expenses incurred in the performance of such services under the Bond Indenture and any of the Transaction Documents for which such Persons are entitled to payment or reimbursement.

(c) Advances By Bond Trustee. FHLBank shall pay to the Bond Trustee, the amount of all advances of funds made by the Bond Trustee under the provisions of this Lease Agreement or the Bond Indenture, with interest thereon at the prime rate plus 2% announced from time to time by the Bond Trustee.

(d) Costs of Enforcement. In the event FHLBank defaults under any of the provisions of this Lease Agreement, the Bond Indenture or any other Transaction Document, and the Bond Trustee employs attorneys or incurs other fees, charges and expenses for the collection of required payments or the enforcement of performance or observance of any obligation or agreement on the part of FHLBank contained in this Lease Agreement, FHLBank on demand therefor shall pay to the Bond Trustee the reasonable fees of such attorneys and such other fees, charges and expenses so incurred by the Bond Trustee. FHLBank also shall pay, and shall indemnify the Issuer and the Bond Trustee from and against, all costs, claims, liabilities, losses, expenses and charges, including reasonable counsel fees, incurred for the collection of payments due or for the enforcement or performance or observance of any covenant or agreement of FHLBank under this Lease Agreement, the Bond Indenture or any other Transaction Document.

(e) Taxes and Assessments. FHLBank also covenants and agrees, at its expense, to pay all taxes and assessments of any type or character charged to the Issuer or to the Bond Trustee affecting the amount available to the Issuer or the Bond Trustee from payments to be received hereunder or in any way arising due to the transactions contemplated hereby (including property and other taxes and assessments assessed or levied by any public agency or governmental Issuer of whatsoever character having power to levy taxes or assessments) but excluding any taxes based upon the capital and/or income of the Bond Trustee or any other Person other than FHLBank; provided, however, that FHLBank shall have the right to protest any such taxes or assessments and to require the Issuer or the Bond Trustee, as the case may be, at FHLBank’s expense, to protest and contest any such taxes or assessments assessed or levied upon them and that FHLBank shall, upon receipt of the Issuer’s written consent, have the right to withhold payment of any such taxes or assessments pending disposition of any such protest or contest unless such withholding, protest, or contest would materially adversely affect the rights or interests of the Issuer or the Bond Trustee.

(f) Payment of Expenses. FHLBank shall promptly pay to the Issuer: (i) all expenses reasonably incurred by the Issuer hereunder and in connection with the performance of its obligations under this Lease Agreement, the Base Lease, the Indenture or any other Transaction Document, and (ii) all annual fees of the Issuer or the Kansas Board of Tax Appeals related to any ad valorem tax exemption being granted to the Project under K.S.A. §79-201a.

(g) Other Amounts Payable. FHLBank shall pay to the Person or Persons entitled thereto, any other amounts which FHLBank has agreed to pay under this Lease Agreement, the Bond Indenture, and any other Transaction Document.

Section 4.4. Prepayment of Lease Payments. FHLBank shall have and is granted the option to prepay from time to time the amounts payable under this Lease Agreement in sums sufficient to redeem or to pay or cause to be paid all or part of the Bonds in accordance with the provisions of the Bond Indenture. Upon written notice and direction by FHLBank to the Issuer to redeem Bonds subject to optional redemption under the Bond Indenture, the Issuer shall forthwith take or cause to be taken all steps (other than the payment of the money required for such redemption) necessary under the applicable redemption provisions of the Bond Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by FHLBank, on the date established for such redemption. Whenever any Bonds shall have been called for optional redemption under any provision of the Bond Indenture, FHLBank shall deposit with the Bond Trustee moneys in such amounts required and at such times to redeem such Bonds, including the principal, redemption premium, if any, and accrued interest thereon to the redemption date. FHLBank further agrees that in the event the payment of principal of and interest on the Bonds is accelerated upon the occurrence of an Event of Default under the Bond Indenture, all Lease Payments payable for the remainder of the term of this Lease Agreement shall be accelerated and prepayment shall be made hereunder in such amounts. Any such prepayments shall be deposited in the Debt Service Fund, and applied by the Bond Trustee in accordance with the provisions of the Bond Indenture. FHLBank may also prepay all or any portion of the Lease Payments by providing for the payment of all or any portion of the Bonds in accordance with Article X of the Bond Indenture.

Section 4.5. Obligations Absolute and Unconditional. The obligations of FHLBank under this Lease Agreement are absolute and unconditional. FHLBank shall pay all Lease Payments and other payments due under this Lease Agreement and perform its obligations, covenants and agreements under this Lease Agreement, without notice or demand, and without abatement, deduction, set-off, counterclaim, recoupment, discrimination or defense or any right of termination or cancellation arising from any circumstances whatsoever, and regardless of the invalidity of any portion of this Lease Agreement, and, to the extent permitted by law, FHLBank waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease Agreement or which releases or purports to release FHLBank therefrom. Nothing in this Lease Agreement shall be construed as a waiver by FHLBank of any rights or claims FHLBank may have against the Issuer under this Lease Agreement or otherwise, but any recovery upon such rights or claims shall be had from the Issuer separately, it being the intent of this Lease Agreement that FHLBank shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease Agreement for the benefit of the owners of the Bonds.

Section 4.6. Assignment of Issuer’s Rights. Under the Bond Indenture, the Issuer has pledged, assigned, transferred in trust and granted a security interest to the Bond Trustee in all of the Issuer’s rights, title and interest under this Lease Agreement accruing to or vested in the Issuer (except for the Issuer’s rights to payment of its fees and expenses and the Issuer’s right to indemnification in certain circumstances and as otherwise expressly set forth in this Lease Agreement) as security for the Bonds, and such rights, title and interest may be exercised, protected and enforced for or on behalf of the owners of the Bonds in conformity with this Lease Agreement, the Bond Indenture and the other Transaction Documents. The Bond Trustee is hereby given the right to enforce, as assignee of the Issuer, the performance of the obligations of FHLBank under this Lease Agreement, and FHLBank hereby consents to the same and agrees that the Bond Trustee may enforce such rights as provided in this Lease Agreement and in the Bond Indenture and the other Transaction Documents. This Lease Agreement recognizes that the Bond Trustee is a third party creditor-beneficiary of this Lease Agreement.

ARTICLE V
TAXES AND UTILITIES

Section 5.1. Taxes, Assessments and Other Governmental Charges.

(a) Subject to subsection (b) of this Section, FHLBank shall promptly pay and discharge, as the same become due, all taxes and assessments, general and special, and other governmental charges of any kind whatsoever that may be lawfully taxed, charged, levied, assessed or imposed upon or against the Project, or any part thereof or interest therein (including the leasehold estate of FHLBank therein) or any buildings, improvements, machinery and equipment at any time installed thereon by FHLBank, or the income therefrom or Lease Payments and other amounts payable under this Lease Agreement, including any new taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all utility charges, assessments and other general governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would materially impair the security of the Bonds or materially encumber the Issuer’s leasehold interest in the Project; provided that with respect to any special assessments or other governmental charges that are lawfully levied and assessed which may be paid in installments, FHLBank shall be obligated to pay only such installments thereof as become due and payable during the Lease Term.

(b) FHLBank shall have the right, in its own name or in the Issuer’s name, to contest the validity or amount of any tax, assessment or other governmental charge which FHLBank is required to bear, pay and discharge pursuant to the terms of this Article by appropriate legal proceedings instituted before the tax, assessment or other governmental charge complained of becomes delinquent if and provided (1) FHLBank, before instituting any such contest, gives the Issuer and the Trustee written notice of its intention so to do, (2) FHLBank diligently prosecutes any such contest, at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (3) FHLBank promptly pays any final judgment enforcing the tax, assessment or other governmental charge so contested and thereafter promptly procures record release or satisfaction thereof. The Issuer agrees to cooperate fully with FHLBank in connection with any and all administrative or judicial proceedings related to any tax, assessment or other governmental charge, subject to payment of any costs incurred by the Issuer. FHLBank shall hold the Issuer and the Trustee whole and harmless from any costs and expenses, including attorney fees and expenses, the Issuer may incur related to any of the above.

Section 5.2. Utilities. All utilities and utility services used by FHLBank in, on or about the Project shall be paid for by FHLBank and shall be contracted for by FHLBank in FHLBank’s own name, and FHLBank shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

Section 5.3. Ad Valorem Taxes. The Issuer and FHLBank acknowledge that under the existing provisions of K.S.A. §79-201a, as amended, the property purchased, acquired, constructed, reconstructed, improved, equipped, furnished, repaired, enlarged or remodeled with the proceeds of the Bonds is entitled to exemption from general ad valorem and property taxes (other than special assessments levied on account of special benefits) on real and personal property, other than inventory for a period of ten (10) calendar years after the calendar year in which the Bonds are issued, provided proper application is made therefor. The Issuer covenants that it will not voluntarily take any action which may be reasonably construed as tending to cause or induce the levy or assessment of such ad valorem or property taxes on the Project so long as any of the Bonds are Outstanding and unpaid or for said ten (10) year period, whichever shall be the shorter time, and at FHLBank’s request, fully cooperate with FHLBank in all reasonable ways to prevent any such levy or assessment. The Issuer shall prepare for execution by FHLBank and FHLBank shall timely file the Application for Exemption to effectuate the property tax exemption described in K.S.A. §79-201a and FHLBank agrees to fully cooperate with the Issuer in connection with such Application for Exemption. FHLBank agrees to pay any such levies or assessments that are lawful on the Project.

Section 5.4. Payment in Lieu of Taxes. FHLBank agrees that, during each year the Project is exempt from ad valorem taxes by reason thereof, FHLBank will make a payment in lieu of taxes in the amount of $44,436.00 on or before each December 20, commencing December 20, 2018.

Section 5.5. Kansas Retailers’ Sales Tax. The parties have entered into this Lease Agreement in contemplation that, under the existing provisions of K.S.A. §79-3606(d) and other applicable laws, sales of tangible personal property or services purchased in connection with acquisition, purchase, construction, improving, equipping or remodeling of the Project are entitled to exemption from the tax imposed by the Kansas Retailers’ Sales Tax Act. The parties agree that the Issuer shall, upon the request of and with FHLBank’s assistance, promptly obtain from the State and furnish to the contractors and suppliers an exemption certificate for the acquisition, purchase, construction, improving, equipping or remodeling of the Project. FHLBank covenants that said exemption shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project.

ARTICLE VI
GENERAL COVENANTS AND PROVISIONS

Section 6.1. Corporate Existence. Except as otherwise expressly provided in this Lease Agreement, FHLBank shall (1) preserve and keep in full force and effect its corporate or other separate legal existence, (2) remain qualified to do business and conduct its affairs in each jurisdiction where ownership of its property or the conduct of its business or affairs requires such qualification, and (3) maintain its status as a federally chartered corporation.

Section 6.2. Maintenance and Use of Property. FHLBank shall cause the Project and all of its property used or useful in the conduct of its business and operations to be maintained, preserved and kept in good repair and working order and condition and in as safe condition as its operations will permit and will make all repairs, renewals, replacements and improvements thereof necessary for the efficient and advantageous conduct of its business and operations. Nothing in this Section shall obligate FHLBank to preserve, repair, renew or replace any element or unit of the Project or any of its property no longer used or no longer useful in the conduct of its business, or prevent FHLBank from discontinuing the operation of any element or unit of the Project or any of its property or from removing or demolishing any building or buildings, if in its judgment (evidenced, in the case of such a cessation other than in the ordinary course of business, by a determination by its governing board) such discontinuance is desirable in the conduct of its business and not disadvantageous in any material respect to the owners of the Bonds. FHLBank may make additions, alterations and changes to the Project or its property so long as such additions, alterations and changes are made in compliance with the provisions of this Lease Agreement and will not result in a violation of the provisions of this Lease Agreement, and FHLBank may dispose of any property as permitted by this Lease Agreement.

The duly authorized agents of the Bond Trustee, as assignee of the Issuer, and the Bond Trustee’s attorneys and agents, shall have the right at all reasonable times and with prior written notice to FHLBank to enter the property of FHLBank, or any parts thereof, for the purpose of inspecting the property of FHLBank to insure compliance with this Section; provided that such parties shall coordinate with FHLBank and any sublessee/operator of the Project to ensure that such entry upon and inspection of the property does not disturb the operations of the Project.

Section 6.3. Compliance With Laws and Regulations. FHLBank shall conduct its affairs and carry on its business and operations in such manner as to comply with any and all applicable laws of the United States of America and the several states thereof and to observe and conform to all valid orders, regulations or requirements of any governmental Issuer applicable to the conduct of its business and operations and the ownership of its property; provided, however, that nothing contained in this Lease Agreement shall require FHLBank to comply with, observe and conform to any such law, order, regulation or requirement of any governmental Issuer so long as the validity thereof shall be contested by FHLBank in good faith by appropriate proceedings, provided that FHLBank shall have set aside on its books adequate reserves with respect to such contest and such contest shall not materially impair the ability of FHLBank to meet its obligations under this Lease Agreement.

Section 6.4. Payment of Taxes and Other Charges. FHLBank shall pay or cause to be paid as they become due and payable all taxes, assessments and other governmental charges lawfully levied or assessed or imposed upon FHLBank or its property or any part thereof or upon any income therefrom; provided, however, that FHLBank shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment or governmental charge to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and FHLBank shall have established and shall maintain adequate reserves on its books for the payment of the same.

Section 6.5. Licenses and Permits. FHLBank shall procure and maintain all licenses and permits necessary or desirable in the operation of its business and affairs and will maintain accreditation of its facilities by the appropriate accrediting body and will use its best efforts to maintain the status of its facilities (other than those not currently having such status) as a provider of services eligible for payment or reimbursement under those third-party payment programs which the governing board of FHLBank determines are appropriate; provided, however, that FHLBank shall not be required to procure or maintain in effect any right, license or accreditation that the governing board of FHLBank shall have determined in good faith, is not in the best interests of FHLBank and is no longer desirable in the conduct of its business and that lack of such compliance will not materially impair the ability of FHLBank to pay or perform its obligations under this Lease Agreement.

Section 6.6. Insurance. FHLBank shall maintain, or cause to be maintained at its sole cost and expense, insurance with respect to its property, the operation thereof and its business against such casualties, contingencies and risks (which may include but is not limited to builder’s risk, property and casualty, worker’s compensation, general liability and employee dishonesty, as appropriate in the determination of FHLBank) and in amounts not less than is customary and adequate in the case of organizations engaged in the same or similar activities and similarly situated and as is adequate to protect its property and operations. FHLBank shall annually review the insurance it maintains pursuant hereto as to whether such insurance is customary and adequate. FHLBank’s property insurance policy and/or builder’s risk policy with respect to the Project, as appropriate, shall name the Issuer and the Bond Trustee as a loss payee thereunder. FHLBank’s general liability policy shall name each of the Issuer and the Bond Trustee as an additional insured.

All such insurance shall be maintained with responsible insurance carriers. Each policy or other contract for such insurance under which the Issuer or Trustee is named an additional insured or loss payee shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or contract shall continue in force for at least ten (10) days after written notice of cancellation to FHLBank, the Bond Trustee, and the Issuer.

FHLBank shall deposit with the Bond Trustee and Issuer, at the closing of the Bonds, and annually promptly following the renewal of FHLBank’s insurance policies, a certificate or certificates of the respective insurers stating that such insurance is in force and effect. In lieu of separate policies, FHLBank may maintain a single policy, blanket or umbrella policies, or a combination thereof, in which event FHLBank shall deposit with the Bond Trustee a certificate or certificates of the respective insurers as to the amount of coverage in force upon the property of FHLBank.

Section 6.7. Indemnity. FHLBank shall pay and indemnify and save the Issuer and the Bond Trustee and their respective Commissioners, directors, officers, employees and agents harmless from and against all loss, liability, damage or expense arising out of the issuance of the Bonds and the execution of this Lease Agreement and the other Transaction Documents, including, but not limited to, claims for loss or damage to any property or injury to or death of any person, asserted by or on behalf of any person, firm, corporation or governmental Issuer arising out of or in any way connected with any property of FHLBank, or the conditions, occupancy, use, possession, conduct or management of, or any work done in or about such property including without limitation environmental contamination and the clean-up thereof. FHLBank shall also pay and indemnify and save the Issuer and the Bond Trustee and their respective Commissioners, directors, officers, employees and agents harmless of, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred by them or by FHLBank in any action or proceeding brought by reason of any such claim, demand, expense, penalty, fine or tax arising out of the issuance of the Bonds. If any action or proceeding is brought against the Issuer or the Bond Trustee or their respective Commissioners, directors, officers, employees or agents by reason of any such claim or demand, FHLBank, upon notice from the Issuer or the Bond Trustee, covenants to resist and defend such action or proceeding on demand of the Issuer or the Bond Trustee or their respective Commissioner, directors, officers, employees or agents. Notwithstanding the foregoing, neither the Issuer nor the Bond Trustee nor their respective Commissioners, directors, officers, employees or agents shall be indemnified against loss, liability damage or expense for damage caused by their own negligent, willful and malicious acts or omissions or negligent, willful and malicious acts or omissions of their own Commissioners, directors, officers, employees or agents. FHLBank shall also pay and indemnify the Issuer and the Bond Trustee from and against, all costs, expenses and charges, including reasonable counsel fees, incurred after default of FHLBank in enforcing any covenant or agreement of FHLBank contained in this Lease Agreement, the Bond Indenture or the other Transaction Documents.

Bank will indemnify, defend and hold harmless the Issuer and the Bond Trustee, and their respective members, officers, directors, employees, agents and shareholders from and against any and all actions, claims, demands, losses, damages, fines, penalties, interest charges, liabilities, judgments and costs of every kind, including (a) those arising under any Hazardous Materials Laws, (b) any loss in value of the Project, (c) all foreseeable consequential damages, (d) the costs of any required or necessary repair, cleanup or detoxification of the Project, and the preparation and implementation of any closure, remedial or other required plans, and (e) all reasonable costs and expenses incurred by the Issuer or the Bond Trustee, or their respective members, officers, directors, employees, agents and shareholders:

1.	for, with respect to, or as a direct or indirect result of (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, the Project of any Hazardous Material, regardless of whether or not caused by, or within the control of, FHLBank or any predecessor in title or any employees, agents, contractors or subcontractors of FHLBank, or any third persons at any time, occupying or present on or otherwise affecting the Project; or (ii) the transport, treatment, storage or disposal of Hazardous Materials to or at any location by FHLBank or by any other party directly or indirectly affiliated with it, or at the direction or on behalf of any of them;

2.	arising out of or related to any breach of Bank’s obligations or warranties under, or any inaccuracy or incompleteness of the representations made in, this Section 6.7, regardless of whether any of such actions or circumstances were or will be in compliance with applicable laws, regulations, codes or ordinances; or

3.	arising out of the enforcement or attempted enforcement of the indemnity, defense and save harmless covenants contained in this Section 6.7.

For purposes of this Section 6.7 the following terms will have the definitions below:

1.	The phrase “Hazardous Material” will mean and include any oil, flammable explosives, radioactive materials, asbestos in any form, underground fuel tanks, hazardous, toxic or dangerous waste, chemical, substance or related material, urea formaldehyde foam insulation, polychlorinated biphenyls, or radon gas including substances defined as such in (or for purposes of) or which may give rise to liability under any Hazardous Materials Laws.

2.	The phrase “Hazardous Materials Laws” will mean and include (i) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et. seq.; (ii) the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801, et. seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq.; (iv) the Clean Water Act, 33 U.S.C. Sections 466, et seq.; (v) the Safe Drinking Water Act, 14 U.S.C. Sections 1401-1450; (vi) the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629; and all regulations issued pursuant thereto and any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

Section 6.8. Assignment by FHLBank. FHLBank shall not assign this Lease Agreement and the other Transaction Documents, as a whole or in part, without the prior written consent of the Issuer and the Bondowner, unless the following conditions are met:

(a) No assignment shall relieve FHLBank from primary liability for any of its obligations under this Lease Agreement, and in the event of any such assignment, FHLBank shall continue to remain primarily liable for payment of the amounts specified in this Lease Agreement and the performance and observance of the other agreements to be performed and observed by FHLBank under this Lease Agreement to the same extent as though no assignment had been made.

(b) The assignee shall assume the obligations of FHLBank under this Lease Agreement and the other Transaction Documents, to the extent of the interest assigned.

(c) If there remains unpaid any Bond which bears interest that is not includable in gross income under the Internal Revenue Code, the Bond Trustee and the Issuer shall have received an Opinion of Bond Counsel, in form and substance satisfactory to the Bond Trustee and the Issuer, to the effect that under then existing law the consummation of such assignment, whether or not contemplated on any date of the delivery of such Bond, would not cause the interest payable on such Bond to become includable in gross income under the Internal Revenue Code.

(d) FHLBank shall, prior to the effective date of such assignment furnish or cause to be furnished to the Issuer and the Bond Trustee a true and complete copy of each assignment and assumption of obligations.

(e) The Issuer and FHLBank acknowledge and agree that at some point during or following construction of the Project FHLBank may convey the Project. Notwithstanding any other provision of this Section 6.8 or other provision in this Lease Agreement, the sole requirement of FHLBank with respect to such conveyance is to provide notice of such event within sixty (60) days thereafter to the Issuer. If FHLBank furnishes to the Issuer and Bond Trustee a true and complete copy of an assignment and assumption of obligations between FHLBank and such transferee, FHLBank shall be relieved of all obligations under this Lease Agreement and other Transaction Documents.

If subsection (a) through (e) above are not applicable, and FHLBank is required to obtain prior written consent of the Issuer, upon Issuer’s consent and receipt by the Issuer and the Bond Trustee of a true and complete copy of an assignment and assumption of obligations between FHLBank and such transferee, FHLBank shall be relieved of all obligations under this Lease Agreement and the other Transaction Documents.

Section 6.9. Damage, Destruction and Condemnation.

In the event of damage to or destruction of the Project, or any portion thereof, resulting from fire or other casualty, or in the event the Project, or any portion thereof, is condemned or taken for any public or quasi-public use or title thereto is found to be deficient, the Net Proceeds of such insurance, condemnation or taking shall (i) if such Net Proceeds do not exceed $10,000 and no Event of Default then exists under this Lease Agreement, the Bond Indenture or any other Transaction Document, be paid directly to FHLBank, or (ii) otherwise, be paid directly to the Bond Trustee. In the event such Net Proceeds exceed $10,000 FHLBank agrees to promptly notify the Issuer and the Bond Trustee of such event.

If the Net Proceeds are paid to FHLBank, FHLBank agrees that, to the extent permitted by law, it will forthwith replace, repair, reconstruct or restore the Project to substantially the same or an improved condition or utility value as existed prior to the event affecting the Project and will to the extent necessary apply the Net Proceeds received by FHLBank to the payment or reimbursement of the costs of such replacement, repair, reconstruction or restoration. Any remaining balance not required for said purpose shall be paid to the Bond Trustee for deposit in the Debt Service Fund to be used to pay the next successive principal payments on the Bonds as they become due or redeem Bonds on the earliest permissible date.

If the Net Proceeds are paid directly to the Bond Trustee, FHLBank shall, within 90 days after the Net Proceeds are deposited with the Bond Trustee, elect in an Officer’s Certificate delivered to the Bond Trustee one of the following two options:

(a) Option A — Replacement, Repair, Reconstruction or Restoration. FHLBank may elect to use all or part of such Net Proceeds to replace, repair, reconstruct or restore the Project, or portion thereof. In such event FHLBank shall proceed forthwith to replace, repair, reconstruct or restore the Project to substantially the same condition or utility value as existed prior to the event affecting the Project and will apply the Net Proceeds received by FHLBank from the Bond Trustee to the payment or reimbursement of the costs of such replacement, repair, reconstruction or restoration. So long as FHLBank is not in default under this Lease Agreement, any such Net Proceeds received by the Bond Trustee shall be deposited in a separate account to be established in the Project Fund and FHLBank shall have the right to receive such Net Proceeds from the Bond Trustee from time to time upon the receipt by the Bond Trustee of written requests of FHLBank in substantially the form of Exhibit C to the Bond Indenture, and subject to the provisions, of Section 403 of the Bond Indenture.

(b) Option B — Prepayment of Bonds. FHLBank may elect to have all or part of such Net Proceeds applied to the prepayment of the Bonds; provided that FHLBank’s Officer’s Certificate delivered to the Bond Trustee states that the property damaged or destroyed or the property condemned or the property interest lost because of a title defect, as the case may be, was not essential to the use of the Project as a complete and operational facility. In such event FHLBank shall, in the Officer’s Certificate delivered to the Bond Trustee, direct the Bond Trustee to deposit such Net Proceeds or a specified portion thereof, when and as received, in the Debt Service Fund to be used to pay the next successive principal payments on the Bonds as they become due or to redeem Bonds on the earliest permissible date. If only part of such Net Proceeds is applied to the prepayment of the Bonds, then the remaining part of such Net Proceeds shall be applied as provided under Option A above.

Section 6.10. Financial Statements and Other Information. FHLBank shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the properties, business and affairs of FHLBank in accordance with generally accepted accounting principles.

Section 6.11. Access to the Project and Inspection; Operation of the Project. The duly authorized agents of the Issuer and the Bond Trustee shall have the right, at all reasonable times upon the furnishing of reasonable written notice under the circumstances, to enter upon the Project and to examine and inspect the Project; provided that such parties shall coordinate with FHLBank and any sublessee/operator of the Project to ensure that such entry upon and inspection of the property does not disturb the operations of the Project. FHLBank will execute, acknowledge and deliver all such further documents and do all such other acts and things as may be necessary to grant to the Issuer and the Bond Trustee such right of entry. The duly authorized agents of the Issuer and the Bond Trustee shall also be permitted, at all reasonable times upon reasonable notice under the circumstances, to examine the books and records of FHLBank with respect to the Project and the obligations of FHLBank hereunder.

Section 6.12. Depreciation and Investment Tax Credit. The Issuer agrees that any depreciation or investment tax credit with respect to the Project or any part thereof shall be made available to FHLBank, and the Issuer will fully cooperate with FHLBank in any effort by FHLBank to avail itself of any such depreciation or investment tax credit.

ARTICLE VII
DEFAULT AND REMEDIES

Section 7.1. Events of Default. The term “Event of Default,” wherever used in this Lease Agreement, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any Lease Payment or Additional Payment within five (5) days following when due and payable; or

(b) default in the performance, or breach, of any covenant or agreement of FHLBank in this Lease Agreement (other than a covenant or agreement a default in the performance or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given to FHLBank by the Issuer or the Bond Trustee or to FHLBank and the Bond Trustee by the owners of at least 10% in principal amount of the Bonds Outstanding, a written notice specifying such default or breach and requiring it to be remedied; provided, that if such default cannot be fully remedied within such 60-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an Event of Default if FHLBank shall immediately upon receipt of such notice commence the curing of such default and shall thereafter prosecute and complete the same with due diligence and dispatch; or

(c) any representation or warranty made by FHLBank in this Lease Agreement or in any other Transaction Documents or in any written statement or certificate furnished to the Issuer or the Bond Trustee or the purchaser of any Bond in connection with the sale of any Bond or furnished by FHLBank pursuant to this Lease Agreement proves untrue in any material respect as of the date of the issuance or making thereof and shall not be corrected or brought into compliance within 60 days after there has been given to FHLBank by the Issuer, the Bond Trustee or to FHLBank and the Bond Trustee by the owners of at least 10% in principal amount of the Bonds Outstanding, a written notice specifying such default or breach and requiring it to be remedied; provided, that if such default cannot be fully remedied within such 60-day period, but can reasonably be expected to be fully remedied, such default shall not constitute an Event of Default if FHLBank shall immediately upon receipt of such notice commence the curing of such default and shall thereafter prosecute and complete the same with due diligence and dispatch; or

(d) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of FHLBank, or adjudging FHLBank a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment or composition of or in respect of FHLBank under the United States Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, Bond Trustee, sequestrator (or other similar official) of or for FHLBank or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by FHLBank of a voluntary case, or the institution by it of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the United States Bankruptcy Code or any other applicable federal or state law, or the consent or acquiescence by it to the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, Bond Trustee, sequestrator (or other similar official) of FHLBank or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability or its failure to pay its debts generally as they become due, or the taking of corporate action by FHLBank in furtherance of any such action; or

(f) the occurrence and continuance of any “Event of Default” specified in the Bond Indenture that has not been waived.

Promptly after any officer of FHLBank may reasonably be deemed to have knowledge of a default hereunder, FHLBank will deliver to the Bond Trustee a written notice specifying the nature and period of existence thereof and the action FHLBank is taking and proposes to take with respect thereto.

Section 7.2. Acceleration of Maturity; Rescission and Annulment. Subject to the provisions of Section 4.2 hereof, if an Event of Default under this Lease Agreement occurs and is continuing, the Bond Trustee, as assignee of the Issuer, may, and if requested by the owners of not less than 25% in principal amount of the Bonds Outstanding shall, by written notice to FHLBank and the Issuer, declare all Lease Payments to be due and payable, and upon any such declaration such Lease Payments shall become immediately due and payable.

At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on the Lease has been obtained by the Bond Trustee as hereinafter in this Article provided, the Bond Trustee may, by written notice to FHLBank, rescind and annul such declaration and its consequences if

(a) FHLBank has deposited with the Bond Trustee a sum sufficient to pay

(1) all overdue Lease Payments,

(2) interest upon overdue Lease Payments at the rate or rates prescribed therefor in this Lease Agreement,

(3) all sums paid or advanced by the Bond Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Issuer and the Bond Trustee, its agents and counsel; and

(b) all events of default, other than the non-payment of the Lease Payments which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 7.7 of this Lease Agreement.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

Section 7.3. Exercise of Remedies by the Bond Trustee. Upon the occurrence and continuance of any Event of Default under this Lease Agreement, unless the same is waived as provided in this Lease Agreement, the Bond Trustee, as assignee of the Issuer, shall have the following rights and remedies, in addition to any other rights and remedies provided under this Lease Agreement or by law:

(a) Right to Bring Suit, Etc. The Bond Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of the Lease Payments including interest on overdue Lease Payments, and any other sums due under this Lease Agreement, to realize on or to foreclose any of its interests or liens under this Lease Agreement, to enforce and compel the performance of the duties and obligations of FHLBank as set forth in this Lease Agreement and to enforce or preserve any other rights or interests of the Bond Trustee under this Lease Agreement existing at law or in equity.

(b) Exercise of Remedies at Direction of Bondowners. If requested in writing to do so by the owners of not less than 25% in principal amount of Bonds Outstanding and if indemnified as provided in Section 802(e) of the Bond Indenture, the Bond Trustee shall be obligated to exercise such one or more of the rights and remedies conferred by this Article as the Bond Trustee shall deem most expedient in the interests of the bondowners.

(c) Termination. The Issuer or the Bond Trustee may, by notice to FHLBank given at any time thereafter while FHLBank is in default in the payment of Lease Payments or in the performance of any other obligation under this Lease Agreement, elect to terminate this Lease Agreement upon no less than 60 days, and if all defaults shall not have then been cured, on the date so specified, this Lease Agreement shall thereupon be terminated. The Bond Trustee may take whatever action at law or in equity which may appear necessary or desirable to collect Lease Payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of FHLBank under this Lease Agreement.

Section 7.4. Application of Moneys Collected. Any moneys collected by the Bond Trustee pursuant to this Article (after the deductions for payment of costs and expenses of proceedings resulting in the collection of such moneys) together with any other sums then held by the Bond Trustee as part of the Trust Estate, shall be applied as provided in Article VII of the Bond Indenture and, in case of the distribution of such money on account of principal (or premium, if any) or interest on the Bonds, shall be credited against amounts due on the Lease.

Section 7.5. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Bond Trustee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.6. Delay or Omission Not Waiver. No delay or omission of the Bond Trustee to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such event of default or an acquiescence therein. Every right and remedy given by this Article or by law to the Bond Trustee or to the Bondholders may be exercised from time to time and as often as may be deemed expedient by the Bond Trustee.

Section 7.7. Waiver of Past Defaults. Before any judgment or decree for payment of money due has been obtained by the Bond Trustee as provided in this Article, the Owners of a majority in principal amount of the Bonds Outstanding may, by written notice delivered to the Bond Trustee and FHLBank, on behalf of the Owners of all the Bonds waive any past default hereunder and its consequences, except a default:

(a) in the payment of the principal of (or premium, if any) or interest on any Bond, or

(b) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the owner of each Outstanding Bond affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Lease Agreement; but no such waiver shall extend to or affect any subsequent or other default or impair any right or remedy consequent thereon.

Section 7.8. Advances by Bond Trustee. If FHLBank fails to make any payment or perform any of its covenants in this Lease Agreement, the Bond Trustee may, at any time and from time to time, use and apply any moneys held by it under the Bond Indenture, or make advances, to effect payment or performance of any such covenant on behalf of FHLBank. All moneys so used or advanced by the Bond Trustee, together with interest at the Bond Trustee’s announced prime rate plus 2% per annum, shall be repaid by FHLBank upon demand and such advances shall be secured under the Bond Indenture prior to the Bonds. For the repayment of all such advances the Bond Trustee shall have the right to use and apply any moneys at any time held by it under the Bond Indenture but no such use of moneys or advance shall relieve FHLBank from any default hereunder.

ARTICLE VIII
SUPPLEMENTAL LEASE AGREEMENTS

Section 8.1. Supplemental Lease Agreements without Consent of Bondowners. Without the consent of the Owners of any Bonds, but with the consent of the Issuer and FHLBank may from time to time enter into one or more Supplemental Lease Agreements, in form satisfactory to the Bond Trustee, for any of the following purposes:

(a) to correct or amplify the description of any property of FHLBank at any time subject to this Lease Agreement, or to subject to this Lease Agreement additional property or to more precisely identify any project financed or refinanced out of the proceeds of any Bonds, or to substitute or add additional property thereto; or

(b) to add to the conditions, limitations and restrictions on the authorized amount, terms or purposes of the Lease, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; or

(c) to evidence the succession of another entity to FHLBank and the assumption by any such successor of the covenants of FHLBank herein contained; or

(d) to add to the covenants of FHLBank or to the rights, powers and remedies of the Bond Trustee for the benefit of the Owners of all of the Bonds or to surrender any right or power herein conferred upon FHLBank; or

(e) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions, with respect to matters or questions arising under this Lease Agreement, which shall not be inconsistent with the provisions of this Lease Agreement, provided such action shall not adversely affect the interests of the Owners of the Bonds.

Section 8.2. Supplemental Lease Agreements with Consent of Bondowners. With the consent of the Owners of not less than a majority in principal amount of the Bonds then Outstanding affected by such Supplemental Lease Agreement, the Issuer and FHLBank may enter into Supplemental Lease Agreements, acceptable to the Bond Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Lease Agreement or of modifying in any manner the rights of the Bond Trustee and the Owners of the Bonds under this Lease Agreement; provided, however, that no such Supplemental Lease Agreement shall, without the consent of the owner of each Outstanding Bond affected thereby,

(a) change the due date of any Lease Payments or reduce the amount thereof, or change any place of payment where, or the coin or currency in which, the Lease Payments are payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof; or

(b) reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Owners is required for any such Supplemental Lease Agreement, or the consent of whose Owners is required for any waiver provided for in this Lease Agreement of compliance with certain provisions of this Lease Agreement or certain defaults hereunder and their consequences; or

(c) modify any of the provisions of this Section, except to increase any percentage provided thereby or to provide that certain other provisions of this Lease Agreement cannot be modified or waived without the consent of the Owner of each Bond affected thereby.

The Bond Trustee may in its discretion determine whether or not any Bonds would be affected by any Supplemental Lease Agreement and any such determination shall be conclusive upon the Owners of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Bond Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for the required percentage of Owners of Bonds under this Section to approve the particular form of any proposed Supplemental Lease Agreement, but it shall be sufficient if such act shall approve the substance thereof.

Section 8.3. Execution of Supplemental Lease Agreements. In executing or consenting to any Supplemental Lease Agreement permitted by this Article, the Issuer and the Bond Trustee shall receive, and, subject to Section 801 of the Bond Indenture, shall be fully protected and may conclusively rely upon, an Opinion of Bond Counsel addressed to the Bond Trustee and the Issuer stating that the execution of such Supplemental Lease Agreement is authorized or permitted by this Lease Agreement and the Act. The Bond Trustee may, but shall not be obligated to, consent to any such Supplemental Lease Agreement which affects the Bond Trustee’s own rights, duties or immunities under this Lease Agreement or otherwise.

Section 8.4. Effect of Supplemental Lease Agreements. Upon the execution of any Supplemental Lease Agreement under this Article, this Lease Agreement shall be modified in accordance therewith and such Supplemental Lease Agreement shall form a part of this Lease Agreement and the Act for all purposes; and FHLBank, the Issuer, the Bond Trustee and every owner of Bonds theretofore or thereafter authenticated and delivered under the Bond Indenture shall be bound thereby.

Section 8.5. Reference in Bonds to Supplemental Lease Agreements. Bonds authenticated and delivered after the execution of any Supplemental Lease Agreement pursuant to this Article may, and if required by the Bond Trustee shall, bear a notation in form approved by the Bond Trustee as to any matter provided for in such Supplemental Lease Agreement. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Bond Trustee and the Issuer, to any such Supplemental Lease Agreement may be executed by the Issuer and authenticated and delivered by the Bond Trustee in exchange for Outstanding Bonds.

ARTICLE IX
OPTION TO TERMINATE

Section 9.1. Option to Terminate. FHLBank shall have, and is hereby granted, the option to terminate the Issuer’s interest in the Lease at any time prior to the expiration of the term of this Lease Agreement upon payment and discharge of all Bonds pursuant to Article X of the Bond Indenture. To exercise such option FHLBank shall give written notice to the Issuer and to the Bond Trustee, if any of the Bonds shall then be unpaid or provision for their payment shall not have been made in accordance with the provisions of the Bond Indenture, and shall specify therein the date of termination, which date shall be not less than 15 nor more than 45 days from the date such notice is mailed. The termination fee payable by FHLBank in the event of its exercise of the option granted in this Section shall be the sum of the following:

(a) the full amount which is required to provide the Issuer and the Bond Trustee with funds sufficient, in accordance with the terms of the Bond Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding Bonds, (B) all interest due thereon to date of maturity or redemption, which ever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of the Bonds in full, and

(b) an amount of money equal to the Issuer’s, Bond Trustee’s and Paying Agent’s fees and expenses under the Bond Indenture and this Lease Agreement accrued and to accrue until such redemption of the Bonds.

ARTICLE X
MISCELLANEOUS PROVISIONS

Section 10.1. Covenants under Transaction Documents. FHLBank shall deliver to the Bond Trustee all reports, opinions and other documents required to be submitted to the Bond Trustee at the times required by this Lease Agreement and the Bond Indenture and all other Transaction Documents, and shall perform or cause to be performed all covenants and agreements required on the part of FHLBank contained in this Lease Agreement and the Bond Indenture and any other Transaction Documents. This Lease Agreement, all supplements to this Lease Agreement, and all other Transaction Documents shall be delivered to and held by the Bond Trustee.

Section 10.2. Further Assurances. FHLBank will do, execute, acknowledge and deliver such further acts, instruments, financing statements and assurances as the Bond Trustee may reasonably require for accomplishing the purposes of the Bond Indenture this Lease Agreement and all other Transaction Documents.

Section 10.3. Payments Due on Saturdays, Sundays and Holidays. If the day for any payment due under this Lease Agreement is not a Business Day, then such payment may be made on the next succeeding Business Day without additional interest and with the same force and effect as if made on the specified date for payment.

Section 10.4. Notices. It shall be sufficient service of any notice, request, complaint, demand or other paper required by this Lease Agreement to be given to or filed with the Issuer, the Bond Trustee, FHLBank or the Owners of the Bonds if the same is given or filed in the manner and at the addresses specified in the Bond Indenture. Notwithstanding the forgoing, any notice required under this Lease Agreement shall be provided in writing to the party receiving such notice.

Section 10.5. Immunity of Officers, Employees and Commissioners of the Issuer and FHLBank. No recourse shall be had for the payment of the Lease Payments or for any claim based thereon or upon any representation, obligation, covenant or agreement in this Lease Agreement or any other of the Transaction Documents against any past, present or future officer, Commissioner, Bond Trustee, director, employee or agent of the Issuer or FHLBank, or, respectively, of any successor municipal or private corporation thereto, as such, either directly or through the Issuer, FHLBank, or respectively, any successor municipal or private corporation thereto, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officers, commissioners, directors, employees or agents as such is hereby expressly waived and released as a condition of and consideration for the execution of this Lease Agreement.

Section 10.6. Limitation on Issuer Obligations. Any other term or provision in this Lease Agreement or in any other Transaction Documents or elsewhere to the contrary notwithstanding:

(a) Any and all obligations (including without limitation, fees, claims, demands, payments, damages, liabilities, penalties, assessments and the like) of or imposed upon the Issuer or any Commissioner, officers, agents, employees, representatives, advisors or assigns, whether under this Lease Agreement or any of the other Transaction Documents or elsewhere and whether arising out of or based upon a claim or claims of tort, contract, misrepresentation, or any other or additional legal theory or theories whatsoever (collectively the “Obligations”), shall in all events be absolutely limited obligations and liabilities, payable solely out of the following, if any, available at the time the Obligation in question is asserted:

(1) Bond proceeds and investment earnings therefrom; and

(2) Payments derived from the Bonds, the Bond Indenture (including the Trust Estate to the extent provided in this Bond Indenture) and this Lease Agreement (except for the fees and expenses of the Issuer and the Issuer’s right to indemnification under this Lease Agreement under certain circumstances and as otherwise expressly set forth therein);

(the above provisions (1) and (2) being collectively referred to as the “exclusive sources of the Obligations”).

(b) The Obligations shall not be deemed to constitute a debt or liability of the State of Kansas or of any political subdivision thereof within the meaning of any state constitutional provision or statutory limitation and shall not constitute a pledge of the full faith and credit of the Issuer or the State of Kansas or of any other political subdivision thereof, but shall be payable solely from and out of the exclusive sources of the Obligations and shall otherwise impose no liability whatsoever, primary or otherwise, upon the Issuer or the State of Kansas or any other political subdivision thereof or any charge upon their general credit or taxing power.

(c) In no event shall any Commissioner, officer, agent, employee, representative or advisor of the Issuer, or any successor or assign of any such person or entity, be liable, personally or otherwise, for any Obligation.

Section 10.7. No Violations of Law. Any other term or provision in this Lease Agreement to the contrary notwithstanding:

(a) In no event shall this Lease Agreement be construed as:

(1) depriving the Issuer of any right or privilege; or

(2) requiring the Issuer or any Commissioner, agent, employee, representative or advisor of the Issuer to take or omit to take, or to permit or suffer the taking of, any action by itself or by anyone else, which deprivation or requirement would violate, or result in the Issuer’s being in violation of the Act or any other applicable state or federal law; and

At no time and in no event will FHLBank permit, suffer or allow any of the proceeds of the Bonds to be transferred to any Person in violation of, or to be used in any manner which is prohibited by, the Act or any other state or federal law.

Section 10.8. Benefit of Lease Agreement. This Lease Agreement shall inure to the benefit of and shall be binding upon the Issuer and FHLBank and their respective successors and assigns. Except as stated herein, nothing in this Lease Agreement or in the Bond Indenture or the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Lease Agreement.

Section 10.9. Severability. If any provision in this Lease Agreement, the Bond Indenture or the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10. Counterparts. This Lease Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.11. Electronic Storage. The parties agree that the transactions described herein may be conducted and related documents may be received, sent or stored by electronic means. Copies, telecopies, facsimiles, electronic files, and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 10.12. Governing Law. This Lease Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

Section 10.13. Termination of Lease Agreement Pursuant to Article VIII the Base Lease Agreement. This Lease Agreement shall automatically terminate and be of no further force and effect upon the termination of the Base Lease Agreement pursuant to Article VIII thereof.

REST OF PAGE INTENTIONALLY LEFT BLANK IN WITNESS WHEREOF, the Issuer and FHLBank have caused this Lease Agreement to be executed by their duly authorized officers, as of the day and year first above written.

SHAWNEE COUNTY, KANSAS

(Seal)

/s/ Robert E. Archer

Robert E. Archer, Chairman

ATTEST:

/s/ Cynthia A. Beck

Cynthia A. Beck, County Clerk

ACKNOWLEDGMENT

STATE OF KANSAS COUNTY OF SHAWNEE	) ) SS. )

On this day       13th       of June, 2017, before me, the undersigned, a Notary Public, appeared Robert E. Archer, to me personally known, who being by me duly sworn, did say that he is the Chairman of the Board of County Commissioners of SHAWNEE COUNTY, KANSAS, a body corporate and politic duly authorized, incorporated and existing under and by virtue of the laws of the State of Kansas and that said instrument was signed on behalf of said County by authority of its Governing Body, and said officer acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said Board.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

      /s/Jane Rezac—

Notary Public in and for said State

My commission expires:      3/26/2021

Federal Home Loan Bank of Topeka, as Investor

By:       /s/ Patrick C. Doran—

Name:	Patrick C. Doran
Title:	Executive Vice President, Chief Compliance Officer
And General Counsel

ACKNOWLEDGMENT

STATE OF KANSAS COUNTY OF SHAWNEE	) ) SS. )

On this day       19       of June, 2017, before me, the undersigned, a Notary Public, appeared Patrick C. Doran who being before me duly sworn did say that he is Executive Vice President, Chief Compliance Officer and General Counsel of the Federal Home Loan Bank of Topeka, a federally chartered corporation existing under the laws of the United States of America and authorized to do business in Kansas, and that said instrument was signed on behalf of said entity, and said official acknowledged said instrument to be executed for the purposes therein stated and as the free act and deed of said entity.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

      /s/ Eric K. Jennings—

Notary Public in and for said State

My commission expires:      5/24/20

SCHEDULE 1

Project Description

All buildings, improvements, equipment, furnishings and machinery owned or leased by FHLBank and paid for in whole or in part with the proceeds of the Bonds and located or to be located on the land described on the attached Exhibit A.

EXHIBIT A

LEGAL DESCRIPTION

Lot 1 and Lot 2, Block A, Menninger Foundation Subdivision No. 2, Topeka, Shawnee County, Kansas as recorded in Book 53, Pages 58 and 59 at the office of the Shawnee County, Kansas Register of Deeds office.